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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): November 10, 2003


                                IMAX CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


                                     CANADA
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                 (State or Other Jurisdiction of Incorporation)


                 0-24216                          98-0140269
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        (Commission File Number)     (I.R.S. Employer Identification No.)

        2525 SPEAKMAN DRIVE, SHERIDAN PARK, MISSISSAUGA, ONTARIO L5K 1B1
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            (Address of Principal Executive Offices)        (Zip Code)

                                 (905) 403-6500
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              (Registrant's Telephone Number, Including Area Code)


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


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                                        2


ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On November 10, 2003, IMAX Corporation (the "Company") issued a press release announcing the Company's financial and operating results for the quarter ended September 30, 2003, a copy of which is attached below.

     The information in this current report on Form 8-K, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to in such filing.

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                                       3


[IMAX LOGO]


IMAX CORPORATION

2525 Speakman Drive
Mississauga, Ontario, Canada L5K 1B1
Tel: (905)403-6500 Fax: (905)403-6450
www.imax.com

                 IMAX CORPORATION REPORTS THIRD QUARTER RESULTS

HIGHLIGHTS

o The Matrix Revolutions: The IMAX Experience breaks box office records, grossing over $3 million in 48 IMAX(R) theatres in North America in its first five days.

o Net losses of $0.07 per share consistent with guidance. Company expects to earn $0.10 to $0.15 for all of 2003 before a potential one-time charge.

o  Company reduces debt by an additional $15.7 million in October.

o Commercial business momentum continues with five theatre systems signings in third quarter and three additional signings since September.

Toronto, Canada - November 10, 2003 - IMAX Corporation (Nasdaq:IMAX; TSX:IMX) today reported net losses of $0.07 per share on a basic and fully diluted basis, including a gain of $0.01 from discontinued operations, for the quarter ended September 30, 2003. The results compare to net losses of $0.07 in the comparable period of 2002 and are consistent with guidance. Net losses from continuing operations were $0.08 per share on a basic and fully diluted basis for the third quarter ended September 30, 2003, as compared to losses from continuing operations of $0.13 per share for the three months ending September 30, 2002.

On November 5th, The Matrix Revolutions: The IMAX Experience, the first contemporaneous release of a live-action Hollywood event film in IMAX and 35mm theatres, set numerous one-day and weekend box office records, grossing over $3 million on 48 screens in North America, an average of almost $65,000 per screen, over its five-day opening. The international IMAX screens also performed exceptionally well, selling out the majority of shows while charging premiums of up to three times the ticket price at conventional theatres.

"The results from our first contemporaneous release are in, and we couldn't possibly be happier with the performance," said IMAX Co-Chief Executive Officers Richard L. Gelfond and Bradley J. Wechsler. "In many IMAX theatres the only limiting factor was running out of seats, with most of the IMAX network sold out for the majority of the weekend. We believe these results, which come on the heels of a highly successful IMAX release of The Matrix Reloaded, further solidify IMAX's place in the release strategy for Hollywood event films."

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                                       4


The Matrix Revolutions: The IMAX Experience is the most successful opening of an IMAX(R) DMR(TM) release to date. The North American per-screen revenue for the film's three-day weekend, at $37,000, was more than double that of The Matrix
Reloaded: The IMAX Experience in its first weekend. Additionally, on just its opening day, The Matrix Revolutions: The IMAX Experience earned approximately $16,000 per screen selling out 6:00 a.m. shows across the west coast and charging an average adult ticket price of over $11.00, a premium of greater than $2.50 versus conventional theatres. Independent research performed over this initial period was also very positive, indicating that 87% of those polled who saw the film at an IMAX theatre would recommend seeing the film to others who had already seen it in a 35mm theatre.

In October, the Company retired an additional $15.7 million in outstanding senior notes through a series of debt-for-equity transactions, lowering the principal amount of its outstanding notes to $153 million. Separately, the Company announced that it plans to refinance all of its outstanding debt through an offering of new senior notes with a proposed maturity of 2010. The Company may take a charge to its earnings in the fourth quarter in relation to this proposed offering.

"We remain pleased with IMAX's financial results, which reflect the seasonality of our business and show a continued improvement over last year's performance," said Messrs. Gelfond and Wechsler. "We believe that many of the initiatives that IMAX is currently undertaking will be reflected in our financial results in 2004 and beyond, as our IMAX DMR technology and lower cost IMAX(R) MPX(TM) projection system begin to have an accelerating effect on new theatre signings." Messrs. Gelfond and Wechsler indicated that the Company expects to earn between $0.25 and $0.35 per share in 2004, approximately double the Company's expected 2003 earnings.

During the quarter, the Company signed new contracts for five IMAX theatre systems, including additional theatres to be opened by current IMAX customers in China and Moscow and a deal with Bella Films in Missouri, launching an initiative that may include future contracts for additional IMAX theatres. Subsequent to the end of the quarter, the Company singed deals for three additional systems, including a contract for two IMAX MPX theatres with a commercial property developer in Dubai, UAE.

During the first nine months of 2003, the Company signed contracts for 18 theatre systems as compared to 10 during the first nine months of 2002. Trailing 12-month IMAX theatre systems signings stand at 29, which is an increase of over 60% compared to 18 signings during the prior 12-month period.

In the third quarter, the Company's total revenues were $21.4 million as compared to $23.2 million in the prior year period. IMAX systems revenue was $11.5 million versus $9.6 million in the prior year period, as the Company recognized revenues on one theatre system in the third quarter of 2003, consistent with the one theatre system installed during the in the third quarter of 2002. Film revenue was $5.3 million versus $9.8 million in the third quarter of 2002, a decline primarily due to last year's release of the Company's record-breaking film SPACE STATION. Other revenue was $4.7 million in the quarter versus $3.8 million in the third quarter of 2002.

For the nine months ended September 30, 2003, the Company's revenues were $90.2 million as compared to $93.3 million in the prior-year period. Systems revenue was $55.9 million versus $50.7 million in the prior year period, as the Company recognized revenues on 15 theatre systems as compared to 11 theatre systems in the prior-year period. Films revenue was $19.6 million compared to $29.1 million. Other revenue was $14.7 million versus $13.6 million. For the nine months ended September 30, 2003, the company broke even in terms of net earnings per share from continuing operations on a fully diluted basis. During the first nine months of 2002, the Company earned $0.34 per share, which included a gain of $12 million from the repurchase of certain of the Company's subordinated notes.

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The Company will be hosting a conference call to discuss these results at 10:30
AM EDT. To access the call interested parties should call (719) 457-2727.

ABOUT IMAX CORPORATION:

Founded in 1967, IMAX Corporation is one of the world's leading entertainment technology companies. IMAX's businesses include the creation and delivery of the world's best cinematic presentations using proprietary IMAX and IMAX(R) 3D technology, and the development of the highest quality digital production and presentation. IMAX has developed revolutionary technology called IMAX DMR (Digital Re-mastering) that makes it possible for any 35mm film to be transformed into the unparalleled image and sound quality of The IMAX Experience(R). The IMAX brand is recognized throughout the world for extraordinary and immersive family experiences. As of September 30 2003, there were more than 235 IMAX theatres operating in 35 countries.

IMAX(R), IMAX(R) 3D, IMAX(R)DMR(TM) and The IMAX Experience(R) are trademarks of IMAX Corporation. More information on the Company can be found at www.imax.com.

This press release contains forward looking statements that are based on management assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include the timing of theatre system deliveries, the mix of theatre systems shipped, the timing of the recognition of revenues and expenses on film production and distribution agreements, the viability of new businesses and products, and fluctuations in foreign currency and in the large format and general commercial exhibition market. These factors and other risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and in the subsequent reports filed by the Company with the Securities and Exchange Commission.

                                      ####

For additional information please contact:
MEDIA:                                                ANALYSTS:
IMAX CORPORATION, New York                            IMAX CORPORATION, New York
Romi Schutzer                                         JENNIFER GERY
212-821-0144                                          212-821-0144
rschutzer@imax.com                                    jgery@imax.com

ENTERTAINMENT MEDIA:                                  BUSINESS MEDIA:
Newman & Company, Los Angeles                         Sloane & Company, New York
Al Newman                                             WHIT CLAY
818-784-2130                                          212-446-1864
asn@newman-co.com                                     wclay@sloanepr.com

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                                IMAX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
            (in thousands of U.S. dollars, except per share amounts)
                                   (UNAUDITED)

                                                                    THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                       SEPTEMBER 30,                  SEPTEMBER 30,
                                                              -----------------------------   ----------------------------
                                                                   2003           2002             2003           2002
                                                              -------------  --------------   -------------  -------------
REVENUE
IMAX systems                                                  $      11,455  $       9,574    $      55,913  $      50,671
Films                                                                 5,275          9,786           19,570         29,050
Other                                                                 4,697          3,819           14,676         13,584
                                                              -------------  -------------    -------------  -------------
                                                                     21,427         23,179           90,159         93,305
COSTS OF GOODS AND SERVICES                                          12,081         16,397           51,075         54,427
                                                              -------------  -------------    -------------  -------------
GROSS MARGIN                                                          9,346          6,782           39,084         38,878

Selling, general and administrative expenses                          8,265          7,564           24,864         26,672
Research and development                                                952            900            2,833          1,701
Amortization of intangibles                                             181            339              473          1,067
Income from equity-accounted investees                                 (228)          (167)            (501)           (88)
Receivable provisions, net of (recoveries)                             (425)        (1,173)             264             53
Restructuring recoveries                                                  -           (497)               -           (497)
                                                              -------------  -------------    -------------  -------------
EARNINGS (LOSS) FROM OPERATIONS                                         601           (184)          11,151          9,970

Interest income                                                         105            106              515            295
Interest expense                                                     (3,606)        (4,299)         (11,949)       (13,048)
Gain (loss) on retirement of notes                                     (146)            17             (333)        12,005
Recovery on long-term investments                                       355              -              355              -
                                                              -------------  -------------    -------------  -------------
NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE
   INCOME TAXES                                                      (2,691)        (4,360)            (261)         9,222
Recovery of (provision for) income taxes                               (163)             -              400              -
                                                              -------------  -------------    -------------  -------------
NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS                       (2,854)        (4,360)             139          9,222
Net earnings from discontinued operations                               200          2,066              599          2,066
                                                              -------------  -------------    -------------  -------------
NET EARNINGS (LOSS)                                           $      (2,654) $      (2,294)   $         738  $      11,288
                                                              =============  =============    =============  =============

EARNINGS (LOSS) PER SHARE:
Earnings (loss) per share - basic and fully diluted:
  Net earnings (loss) from continuing operations              $       (0.08) $       (0.13)   $          -   $        0.28
  Net earnings from discontinued operations                   $        0.01  $        0.06    $        0.02  $        0.06
                                                              -------------  -------------    -------------  -------------
  Net earnings (loss)                                         $       (0.07) $       (0.07)   $        0.02  $        0.34
                                                              =============  =============    =============  =============

Weighted average number of shares outstanding (000's):
     Basic                                                           37,091         32,962           34,592         32,933
     Fully diluted                                                   37,091         32,962           35,124         33,263

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                                       7


                                IMAX CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                         (in thousands of U.S. dollars)


                                                                                  SEPTEMBER 30,
                                                                                       2003     DECEMBER 31,
                                                                                   (UNAUDITED)      2002
                                                                                  -----------   ------------
ASSETS
Cash and cash equivalents                                                         $    23,595   $     37,136
Accounts receivable, less allowance for doubtful accounts of $9,192
  (2002 - $9,248)                                                                      13,285         15,054
Financing receivables                                                                  53,914         51,918
Inventories                                                                            29,012         34,092
Prepaid expenses                                                                        2,999          2,383
Film assets                                                                               580            419
Fixed assets                                                                           40,242         45,308
Other assets                                                                            8,801         10,455
Deferred income taxes                                                                   3,821          3,821
Goodwill                                                                               39,027         39,027
Other intangible assets                                                                 3,765          3,363
                                                                                  -----------   ------------
   Total assets                                                                   $   219,041   $    242,976
                                                                                  ===========   ============

LIABILITIES
Accounts payable                                                                  $     6,115   $      6,768
Accrued liabilities                                                                    44,824         43,451
Deferred revenue                                                                       68,529         87,284
Senior notes due 2005                                                                 168,475        200,000
Convertible subordinated notes due 2003                                                     -          9,143
                                                                                  -----------   ------------
   Total liabilities                                                                  287,943        346,646
                                                                                  -----------   ------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT)
Common stock - no par value.  Authorized - unlimited number
  Issued and outstanding - 37,353,298 (2002 - 32,973,366)                              98,695         65,563
Other equity                                                                            2,440          1,542
Deficit                                                                              (170,682)      (171,420)
Accumulated other comprehensive income                                                    645            645
                                                                                  -----------   ------------
   Total shareholders' equity (deficit)                                               (68,902)      (103,670)
                                                                                  -----------   ------------
   Total liabilities and shareholders' equity (deficit)                           $   219,041   $    242,976
                                                                                  ===========   ============

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                                       8


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         IMAX CORPORATION
                                         (Registrant)


Date:  November 10, 2003                 By:    /s/ Richard L. Gelfond
                                                --------------------------------
                                         Name:  Richard L. Gelfond
                                         Title: Co-Chairman and
                                                Co-Chief Executive Officer